News Release

Tutor Perini Reports Strong First Quarter 2026 Results;
Affirms 2026 Adjusted EPS Guidance

•Record Q1 2026 operating cash flow of $146.9 million, up 542% Y/Y
•Revenue of $1.4 billion in Q1 2026, up 11% Y/Y
•Income from construction operations of $59.2 million, reflecting continued strong operating performance and contributions from higher-margin projects
•Diluted earnings per share ("EPS") of $0.48 compared to $0.53 in Q1 2025
•Adjusted EPS of $1.03 compared to $0.65 in Q1 2025
•Strong, profitable backlog of $19.8 billion at the end of Q1 2026
•Affirming 2026 Adjusted EPS guidance of $4.90 to $5.30
•Tutor Perini remains confident that Adjusted EPS for 2027 will be significantly higher than the upper end of the Company's 2026 guidance due to solid earnings visibility provided by current backlog

LOS ANGELES – (BUSINESS WIRE) – May 6, 2026 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, today reported strong results for the first quarter of 2026 (see attached tables).

Revenue for the first quarter of 2026 was $1.4 billion, up 11% compared to $1.2 billion for the same period in 2025. The Company delivered year-over-year growth across all three segments through the first three months of 2026, primarily driven by increased project execution activities on certain newer, larger and higher-margin projects, all of which have significant scope of work remaining.

Revenue for the Civil, Building, and Specialty Contractors segments for the first quarter of 2026 was up 14%, 3%, and 24%, respectively, compared to the same quarter last year. The Company's revenue for the first quarter of 2026 was the highest of any first quarter since 2009, and the Civil segment's revenue was the highest of any first quarter ever. The Specialty Contractors segment continues to experience strong revenue growth primarily due to its role in supporting the electrical and mechanical components of several of the Company's newer megaprojects, most of which are in the early stages and ramping up. The Company's revenue growth was driven by solid execution on existing backlog, including newer large projects entering higher-production phases.

Income from construction operations for the first quarter of 2026 was $59.2 million, down 9% compared to $65.3 million for the first quarter of 2025. The Civil segment's income from construction operations was the segment's highest ever for any first quarter. The first three months of 2026 were positively impacted by higher-margin contributions associated with the increased project execution activities discussed above. These operational contributions were offset by an increase of $23.5 million ($0.43 per diluted share, net of associated tax benefit) in share-based compensation expense in the first quarter of 2026 compared to the first quarter of 2025, primarily due to the Company’s stock price being substantially higher in 2026 compared to the same period of 2025, which affected the fair value of liability-classified awards. Share-based compensation expense is expected to decrease in 2026 as compared to 2025 and decline much more significantly in 2027, as some of these awards have recently vested and most of the remaining liability-classified awards will vest by the end of 2026.

Net income attributable to the Company for the first quarter of 2026 was $25.7 million, or EPS of $0.48, compared to $28.0 million, or EPS of $0.53, reported for the first quarter of 2025. Adjusted net income attributable to the Company, which excludes the impact of share-based compensation expense, net of associated tax benefit, for the first quarter of

2026 was $55.3 million, or $1.03 of Adjusted EPS, compared to $34.4 million, or $0.65 of Adjusted EPS, reported for the first quarter of 2025. The significant increase in the adjusted results reflects the impressive earnings power of the Company's backlog, which supports the Company's confidence in its affirmed 2026 guidance. Please refer to the Non-GAAP Financial Measures section below for further information and a reconciliation of the Company's financial results reported under generally accepted accounting principles in the United States (“GAAP”) to the reported adjusted results.

Record First Quarter Operating Cash Flow

The Company generated a record $146.9 million of cash from operating activities in the first quarter of 2026, up significantly compared to $22.9 million for the same period last year. The record operating cash flow for the first three months of 2026 was largely driven by collections from newer and ongoing projects.

The Company expects solid annual operating cash flow to continue in 2026 and beyond.

Profitable Backlog at Near-Record Level

The Company booked approximately $670 million of new awards and contract adjustments in the first quarter of 2026, which resulted in a backlog of $19.8 billion as of March 31, 2026. As expected, backlog declined modestly compared to the end of 2025 due to award timing and the execution of major projects in backlog, with more significant new award opportunities anticipated in the second half of 2026 and in 2027.

The largest additions to backlog in the first quarter of 2026 included the following, all of which are in California:
•$186 million of additional funding for the Eagle Mountain Casino Phase 2 Expansion project;
•$97 million of additional funding for a new healthcare project that entered the construction phase; and
•approximately $66 million for two mass-transit projects.

The Company continues to have significant project bidding opportunities, particularly in the Northeast, the Midwest, the West Coast, and the Indo-Pacific region, and remains well positioned to continue winning its share of new projects later this year and over the next several years. In addition, the Company expects its backlog will remain strong due to significant additional funding anticipated in the second half of 2026 for the Midtown Bus Terminal Replacement project in New York, as well as certain Building segment projects currently in the preconstruction phase that are anticipated to advance to the construction phase this year and next year. Tutor Perini expects to continue bidding selectively on various project opportunities that will drive long-term shareholder value.

Strong Balance Sheet

Total debt as of March 31, 2026 was $399 million, down 2% compared to $407 million at the end of 2025. As a result of the record operating cash flow in the first quarter of 2026, the Company's cash exceeded its total debt by $404 million as of March 31, 2026, continuing the Company's strong net cash position.

The Company expects to refinance its outstanding debt over the next few months to secure a more favorable interest rate and extend its debt maturities, which should result in a substantially reduced interest expense going forward.

During the first quarter of 2026, the Company repurchased 277,578 shares of its common stock on the open market for $20 million at an average price of $72.03 per share, marking its initial buyback under the Board-authorized $200 million share repurchase program. The Company expects to make further occasional opportunistic share buybacks in the future to return excess cash to shareholders.

Management Remarks

"We are off to a great start in 2026, with strong first quarter results highlighted by record operating cash flow and adjusted earnings per share that was up 58% year-over-year," remarked Gary Smalley, Tutor Perini's Chief Executive Officer and President. "We are focused on consistent, solid execution, and our business momentum continues as we advance work on our newer megaprojects. Customer demand remains strong with numerous major bidding opportunities ahead beginning in mid-2026 and continuing well throughout 2027 and beyond. We continue to expect the long-duration and higher-margin nature of our existing and future projects to translate into resilient operations that produce significantly higher revenue and earnings over the next several years."

Outlook and Affirmed Guidance

Based on the Company's results through the first quarter of 2026 and management's sustained confidence in its performance trajectory for the remainder of the year, the Company is affirming its 2026 Adjusted EPS guidance in the range of $4.90 to $5.30. The Company’s adjusted EPS for 2026 will exclude the impact of share-based compensation expense, net of the associated tax benefit, as well as certain pension settlement, debt extinguishment and refinancing costs, net of tax, that are anticipated in 2026 and which are not reflective of ongoing business operations. The Company is not providing forward-looking guidance for GAAP EPS or a quantitative reconciliation of adjusted EPS guidance to GAAP EPS guidance due to the difficulty in forecasting share-based compensation expense, which fluctuates with future share price movements. Variations in share-based compensation expense could have a material impact on GAAP EPS for the guidance period. The Company's guidance continues to factor in a significant amount of contingency for various unknown or unexpected developments.

The Company continues to experience strong demand for its services, driven by well-funded state, local and federal customers that have numerous large-scale, high-priority infrastructure projects planned over the next several years, as well as by certain commercial customers that continue to advance projects for new or renovated buildings in vibrant end markets, such as healthcare, education, and hospitality and gaming.

Given the visibility provided by its current backlog, Tutor Perini continues to expect significantly higher revenue and earnings in both 2026 and 2027 as various newer large projects advance to the construction phase.

Non-GAAP Financial Measures

To supplement our unaudited Condensed Consolidated Financial Statements presented under GAAP, we are presenting certain non-GAAP financial measures. These non-GAAP financial measures are intended to provide additional insights that facilitate the comparison of our past and present performance, and they are among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By presenting these non-GAAP financial measures, we aim to provide investors and stakeholders with a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.

These non-GAAP financial measures, which exclude share-based compensation expense (as well as the associated tax benefit), consist of adjusted net income attributable to the Company and adjusted earnings per share. We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. By adjusting for share-based compensation, our non-GAAP measures present a supplemental depiction of our operational performance and financial health. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. Our non-GAAP measures are intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.

The non-GAAP financial measures included in this earnings release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of these non-GAAP financial measures are found in the table below:

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
(in millions, except per common share amounts)	2026	2025
Net income attributable to Tutor Perini Corporation, as reported	$25.7	$28.0
Plus: Share-based compensation expense(a)	30.1	6.6
Less: Tax benefit provided on share-based compensation expense	(0.5)	(0.2)
Adjusted net income attributable to Tutor Perini Corporation	$55.3	$34.4

Diluted earnings per common share, as reported	$0.48	$0.53
Plus: Share-based compensation expense impact per diluted share	0.56	0.12
Less: Tax benefit provided on share-based compensation expense per diluted share	(0.01)	(0.00)
Adjusted diluted earnings per common share	$1.03	$0.65
____________________________________________________________________________________________________
(a)The amount represents share-based compensation expense recorded during the three months ended March 31, 2026 and 2025. This includes expense associated with certain long-term incentive compensation awards that have payouts indexed to the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period have caused and could continue to cause significant fluctuations in the reported expense. The increase in the expense for the three months ended March 31, 2026 as compared to the prior-year period was driven by the Company’s stock price being substantially higher in 2026 as compared to the same period of 2025.

First Quarter 2026 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 6, 2026, to discuss the first quarter 2026 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investors.tutorperini.com/investor-overview/default.aspx), press releases, SEC filings, and public conference calls and webcasts. The information we post through these channels may be deemed material. Accordingly, investors should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts. The channels that we intend to use as a means of disclosing the information described above may be updated from time to time on our investor relations website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Affirmed Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; economic factors, such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; decreases or delays in the level of federal, state and local government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control; risks related to government contracts (including government shutdowns and funding considerations) and related procurement regulations; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of government-related mandates; increased competition and failure to secure new contracts; significant fluctuations in the market price of our common stock, which could result in substantial losses for shareholders and potentially subject us to securities litigation; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; we cannot guarantee the timing, amount, or payment of dividends on our common stock or that we will repurchase our common stock pursuant to our stock repurchase program; an inability to obtain bonding could have a negative impact on our operations and results; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; impairment of goodwill or other indefinite-lived intangible assets; physical and regulatory risks related to climate change; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 26, 2026 and in subsequent reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Senior Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2026	2025
REVENUE	$1,389,458	$1,246,633
COST OF OPERATIONS	(1,234,825)	(1,112,232)
GROSS PROFIT	154,633	134,401
General and administrative expenses	(95,451)	(69,076)
INCOME FROM CONSTRUCTION OPERATIONS	59,182	65,325
Other income, net	10,726	4,688
Interest expense	(13,397)	(14,352)
INCOME BEFORE INCOME TAXES	56,511	55,661
Income tax expense	(16,983)	(12,912)
NET INCOME	39,528	42,749
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	13,832	14,751
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$25,696	$27,998
BASIC EARNINGS PER COMMON SHARE	$0.49	$0.53
DILUTED EARNINGS PER COMMON SHARE	$0.48	$0.53
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,736	52,537
DILUTED	53,750	53,010

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Three Months Ended March 31, 2026
Total revenue	$744,816	$498,137	$218,731	$1,461,684	$—	$1,461,684
Elimination of intersegment revenue	(47,089)	(25,137)	—	(72,226)	—	(72,226)
Revenue from external customers	$697,727	$473,000	$218,731	$1,389,458	$—	$1,389,458
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$588,654	$443,031	$203,140	$1,234,825	$—	$1,234,825
General and administrative expenses	21,344	13,625	15,024	49,993	45,458	95,451
Income (loss) from construction operations	$87,729	$16,344	$567	$104,640	$(45,458)	$59,182
Capital expenditures	$15,461	$373	$1,150	$16,984	$1,010	$17,994
Depreciation and amortization(a)	$10,033	$519	$602	$11,154	$317	$11,471

Three Months Ended March 31, 2025
Total revenue	$645,003	$488,324	$176,808	$1,310,135	$—	$1,310,135
Elimination of intersegment revenue	(34,962)	(28,540)	—	(63,502)	—	(63,502)
Revenue from external customers	$610,041	$459,784	$176,808	$1,246,633	$—	$1,246,633
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$508,773	$436,288	$167,171	$1,112,232	$—	$1,112,232
General and administrative expenses	21,668	13,037	16,748	51,453	17,623	69,076
Income (loss) from construction operations	$79,600	$10,459	$(7,111)	$82,948	$(17,623)	$65,325
Capital expenditures	$26,850	$1,016	$840	$28,706	$1,398	$30,104
Depreciation and amortization(a)	$10,690	$527	$604	$11,821	$753	$12,574
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of March 31, 2026	As of December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($377,544 and $361,898 related to variable interest entities (“VIEs”))	$802,979	$734,553
Restricted cash	23,811	35,641
Restricted investments	255,908	228,959
Accounts receivable ($187,977 and $126,245 related to VIEs)	1,137,800	1,218,609
Retention receivable ($216,422 and $216,099 related to VIEs)	699,946	668,894
Costs and estimated earnings in excess of billings ($71,526 and $82,426 related to VIEs)	807,468	819,199
Other current assets ($122,878 and $145,473 related to VIEs)	371,170	411,030
Total current assets	4,099,082	4,116,885
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $579,268 and $570,186 (net P&E of $21,945 and $23,246 related to VIEs)	554,766	547,995
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	63,273	63,832
DEFERRED INCOME TAXES	82,175	96,573
OTHER ASSETS ($15,638 and $13,202 related to VIEs)	133,140	129,994
TOTAL ASSETS	$5,137,579	$5,160,422

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$8,109	$14,589
Accounts payable ($111,805 and $64,712 related to VIEs)	679,129	724,932
Retention payable ($27,765 and $27,743 related to VIEs)	275,882	265,246
Billings in excess of costs and estimated earnings ($474,941 and $520,455 related to VIEs)	1,893,509	1,838,610
Accrued expenses and other current liabilities ($47,401 and $56,044 related to VIEs)	352,998	396,121
Total current liabilities	3,209,627	3,239,498
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $16,897 and $17,983	390,787	392,785
OTHER LONG-TERM LIABILITIES ($12,992 and $10,602 related to VIEs)	272,154	265,477
TOTAL LIABILITIES	3,872,568	3,897,760
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,614,703 and 52,791,451 shares	52,615	52,791
Additional paid-in capital	1,137,499	1,148,634
Retained earnings	55,008	46,443
Accumulated other comprehensive loss	(31,023)	(29,234)
Total stockholders' equity	1,214,099	1,218,634
Noncontrolling interests	50,912	44,028
TOTAL EQUITY	1,265,011	1,262,662
TOTAL LIABILITIES AND EQUITY	$5,137,579	$5,160,422

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Three Months Ended March 31,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$39,528	$42,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,912	12,014
Amortization of intangible assets	559	560
Share-based compensation expense	30,051	6,565
Change in debt discounts and deferred debt issuance costs	1,226	1,088
Deferred income taxes	14,881	8,904
(Gain) loss on sale of property and equipment	(159)	97
Changes in other components of working capital	45,381	(43,983)
Other long-term liabilities	5,388	(6,427)
Other, net	(904)	1,296
NET CASH PROVIDED BY OPERATING ACTIVITIES	146,863	22,863

Cash Flows from Investing Activities:
Acquisition of property and equipment	(17,994)	(30,104)
Proceeds from sale of property and equipment	2,582	496
Investments in securities	(38,468)	(3,658)
Proceeds from maturities and sales of investments in securities	10,090	9,394
NET CASH USED IN INVESTING ACTIVITIES	(43,790)	(23,872)

Cash Flows from Financing Activities:
Proceeds from debt	—	60,000
Repayment of debt	(9,563)	(189,493)
Cash payments related to share-based compensation	(7,117)	(5,151)
Payment of dividends	(3,291)	—
Repurchase of common stock	(20,000)	—
Distributions paid to noncontrolling interests	(11,500)	(11,750)
Contributions from noncontrolling interests	4,994	—
NET CASH USED IN FINANCING ACTIVITIES	(46,477)	(146,394)

Net increase (decrease) in cash, cash equivalents and restricted cash	56,596	(147,403)
Cash, cash equivalents and restricted cash at beginning of period	770,194	464,188
Cash, cash equivalents and restricted cash at end of period	$826,790	$316,785

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at December 31, 2025	New Awards in the Three Months Ended March 31, 2026(a)	Revenue Recognized in the Three Months Ended March 31, 2026	Backlog at March 31, 2026
Civil	$10,153.7	$197.0	$(697.8)	$9,652.9
Building	7,333.4	352.0	(473.0)	7,212.4
Specialty Contractors	3,072.7	121.1	(218.7)	2,975.1
Total	$20,559.8	$670.1	$(1,389.5)	$19,840.4
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.